Exhibit 99.1

Forum Markets Acquires Aircraft Engine for Approximately $12 Million, Advances Plan to Expand Aviation Portfolio to Five Engines

Company Expects to Complete Acquisition of an Additional Engine in the Coming Weeks; Most Widely Used Engine Platform Offers Scale and Repeatable Deal Flow

PALM BEACH, Fla., July 16, 2026 /PRNewswire/ — Forum Markets, Incorporated (Nasdaq: FRMM), a digital asset platform modernizing capital markets through the tokenization of real-world assets, today announced that it has closed on the acquisition of a commercial aircraft engine for approximately $12 million in cash, expanding the company’s aviation portfolio to four income-generating engines under long-term lease to major U.S. airlines. Forum is in the process of finalizing the purchase of an additional engine, which is expected to close in the coming weeks and would bring the company’s aviation portfolio to five engines.

The engine was purchased from Aero Engine Solutions, Inc. in an all-cash transaction and is already generating revenue under an active lease. The lease is expected to produce fixed monthly lease revenue, supplemented by additional usage-based fees, with total returns projected to reach double digits annually when combined with the engine’s expected residual value at the end of the lease term. The second engine, once acquired, is expected to be placed on similar lease terms.

The engine is a CFM56-7B model, the most widely utilized commercial turbofan engine in the world and the standard powerplant for the majority of narrow-body aircraft operated by U.S. and international carriers. That scale supports one of the deepest and most liquid secondary markets in commercial aviation, giving Forum a large, repeatable pipeline of similar assets, including the additional engine currently under agreement, as it continues to grow its aviation portfolio.

“This acquisition reflects our strategy of acquiring durable, contractually protected assets that generate predictable cash flow,” said McAndrew Rudisill, chairman and chief executive officer of Forum Markets. “The CFM56 platform is one of the largest and most established engine families in commercial aviation, which gives us a deep, repeatable pipeline of similar acquisitions. With another engine expected to close in the coming weeks, our aviation portfolio is expected to grow to five engines, meaningfully increasing our contracted cash flows and strengthening the return profile of the segment.”

The CFM56-7B’s scale and widespread use support a deep, liquid secondary market for whole engines, parts and end-of-life teardown value. Combined with the contracted lease payments already in place, Forum expects its aviation engines to deliver predictable income together with downside protection tied to their eventual resale.

Over time, Forum intends to explore pooling its aviation engines and offering investors access to the combined cash flows through a structured security, which may include tokenized offerings, consistent with the company’s broader strategy of expanding access to cash flow generating real-world assets.

About Forum Markets, Incorporated

Forum Markets, Incorporated (Nasdaq: FRMM) is a digital asset platform focused on broadening access to institutional-grade, cash-generating real-world assets. The company acquires and structures high-yield assets to generate durable operating income, drawing on proprietary origination pipelines and strategic co-investment partnerships to scale its portfolio, with the ability to tokenize assets to expand distribution or enhance liquidity. Forum integrates traditional asset management principles with scalable digital market architecture as it builds a new framework for how real-world value is originated, accessed, and traded. For more information, please visit ir.forum-markets.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the future performance and growth of the Company; the ability of the Company to execute its plans, the assets to be held by the Company, the Company’s current and anticipated yield strategies, and future performance. Forward-looking statements are subject to numerous risks and uncertainties, many of which are beyond the Company’s control, and actual results may differ materially. Applicable risks and uncertainties include, among others, the risk that the proposed transactions described herein may not be completed in a timely manner or at all; failure to realize the anticipated benefits of the stock repurchase program, previously announced private placements, sale of convertible notes, and related transactions, including the Company’s ability to achieve profitable operations; the Company’s ability to repurchase shares of common stock, the timing thereof, purchase price thereof, and the fact that repurchases may not be undertaken under the stock repurchase program; changes in securities laws or regulations; changes in business, market, financial, political and regulatory conditions; risks relating to the Company’s OTC transaction, including the Company’s ability to repay such facility, covenants associated therewith and security interests associated therewith; risks relating to the Company’s previously announced ATM offering, including potential downward pressure on the Company’s stock price associated therewith; risks relating to the Company’s operations and business; risks related to increased competition in the industries in which the Company does and will operate; risks relating to significant legal, commercial, regulatory and technical uncertainty regarding digital assets generally; expectations with respect to future performance, growth and anticipated acquisitions; potential litigation involving the Company; global economic conditions; geopolitical events and regulatory changes; access to additional financing, and the potential lack of such financing; and the Company’s ability to raise funding in the future and the terms of such funding, including dilution caused thereby, as well as those risks and uncertainties identified and those identified under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as well as the supplemental risk factors and other information the Company has or may file with the SEC. Readers are cautioned not to place undue reliance on these statements. Readers are encouraged to read the Company’s filings with the SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties. The forward-looking statements in this press release speak only as of the date of this document, and the Company undertakes no obligation to update any forward-looking statements except as required by law. The Company’s business is subject to substantial risks and uncertainties, including those referenced above. Investors, potential investors, and others should give careful consideration to these risks and uncertainties.

Media and Investor Contact:

John Kristoff

SVP, Corporate Communications and IR

IR@forum-markets.com